Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
The following unaudited pro forma combined financial information has been prepared to illustrate the estimated effects of the acquisition of 49.9% of the limited liability company interests of Long Ridge Energy & Power LLC (“Long Ridge”), from GCM Grosvenor Inc. (“GCM”) (the “Transaction”). It sets forth:
•The historical consolidated financial information of FTAI Infrastructure Inc. (“FIP”, “we”, “us”, “our”, or the “Company”) as of and for the year ended December 31, 2024, derived from our audited consolidated financial statements;
•The historical consolidated financial information of Long Ridge as of and for the year ended December 31, 2024, derived from Long Ridge’s audited consolidated financial statements;
•Pro forma adjustments to give effect to our acquisition of 49.9% of the limited liability company interests of Long Ridge on our consolidated balance sheet as of December 31, 2024, as if the Transaction closed on December 31, 2024; and
•Pro forma adjustments to give effect to our acquisition of 49.9% of the limited liability company interests of Long Ridge on our consolidated statements of operations for the year ended December 31, 2024, as if the Transaction closed on January 1, 2024.
This unaudited pro forma combined financial information should be read in conjunction with:
•The Company’s audited consolidated financial statements and the related notes thereto for the year ended December 31, 2024 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the Securities and Exchange Commission (“SEC”) on March 13, 2025;
•Long Ridge’s audited consolidated financial statements and the related notes thereto for the year ended December 31, 2024, filed herewith as Exhibit 99.1; and
•The accompanying notes to the unaudited pro forma combined financial information.
The unaudited pro forma combined financial information has been prepared from the respective historical consolidated financial information of the Company and Long Ridge, and reflects adjustments to the historical information in accordance with Article 11, “Pro Forma Financial Information”, under Regulation S-X of the Exchange Act, (“Article 11”). The following unaudited pro forma combined financial information primarily gives effect to:
•application of the acquisition method of accounting in connection with the Transaction;
•contribution of Long Ridge West Virginia LLC (“Long Ridge WV”) into Long Ridge in connection with the contribution on February 19, 2025 (refer to Note 4); and
•transaction costs incurred in connection with the Transaction.
The unaudited pro forma combined financial information gives effect to the Transaction, which has been accounted for using the acquisition method of accounting. Under the acquisition method of accounting, we recorded assets acquired and liabilities assumed from Long Ridge at their respective acquisition date fair values on February 26, 2025 (the “closing date”).
The allocation of the purchase price used in the unaudited pro forma combined financial information is based on preliminary estimates and assumptions. These preliminary estimates and assumptions are subject to change. We have not completed certain detailed valuation studies necessary to determine the fair value of Long Ridge’s assets acquired and liabilities assumed and the related purchase price allocation. The final purchase price allocation determination will be based on the identification of Long Ridge’s assets acquired and liabilities assumed and their respective assigned fair values as of the effective time of the acquisition.
The unaudited pro forma combined financial information has been compiled in a manner consistent with the accounting policies adopted by the Company. We believe these accounting policies are similar in material respects to those of Long Ridge. Certain reclassifications have been made to conform the presentation of Long Ridge’s financial information to that of the Company. A reconciliation of these reclassifications is provided in the notes to the unaudited pro forma combined financial information.

FTAI INFRASTRUCTURE INC.
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
AS OF DECEMBER 31, 2024
(in thousands)

	Historical
	FIP	Long Ridge, as Reclassified	Contribution of LR WV (Note 4)	Acquisition Adjustments (Note 5)	Notes	Pro Forma Combined
Assets
Cash and cash equivalents	$27,785	$1,511	$27,404	$(9,000)	(a)	$47,700
Restricted cash and cash equivalents	119,511	20,284	—	—		139,795
Accounts receivable, net	52,994	6,891	—	—		59,885
Other current assets	19,561	6,229	38	—		25,828
Total current assets	219,851	34,915	27,442	(9,000)		273,208
Leasing equipment, net	37,453	—	—	—		37,453
Operating lease right-of-use assets, net	67,937	—	—	—		67,937
Property, plant, and equipment, net	1,653,468	805,720	47,709	660,189	(b)	3,167,086
Investments	12,529	—	—	(116)	(c)	12,413
Intangible assets, net	46,229	3,800	—	(2,300)	(d)	47,729
Goodwill	275,367	86,460	—	28,543	(e)	390,370
Other assets	61,554	5,286	30,264	(27,841)	(f)	69,263
Total assets	$2,374,388	$936,181	$105,415	$649,475		$4,065,459

Liabilities
Accounts payable and accrued liabilities	$176,425	$31,453	$9,180	$3,794	(g)	$220,852
Debt, net	48,594	4,450	—	—		53,044
Derivative liabilities	—	57,870	—	—		57,870
Operating lease liabilities	7,172	—	—	—		7,172
Other current liabilities	18,603	299	—	—		18,902
Total current liabilities	250,794	94,072	9,180	3,794		357,840
Debt, net	1,539,241	754,658	95,693	(140,568)	(h)	2,249,024
Derivative liabilities	—	348,204	—	—		348,204
Operating lease liabilities	60,893	—	—	—		60,893
Other liabilities	67,104	2,750	—	(5,791)	(i)	64,063
Total liabilities	1,918,032	1,199,684	104,873	(142,565)		3,080,024

Redeemable preferred stock	381,218	—	—	152,642	(j)	533,860

Equity
Common stock	1,139	—	—	—		1,139
Additional paid in capital	764,381	(263,503)	542	271,331	(k)	772,751
Accumulated (deficit) earnings	(405,818)	—	—	185,084	(l)	(220,734)
Accumulated other comprehensive (loss) income	(157,051)	—	—	182,983	(m)	25,932
Stockholders’ equity	202,651	(263,503)	542	639,398		579,088
Non-controlling interest in equity of consolidated subsidiaries	(127,513)	—	—	—		(127,513)
Total equity	75,138	(263,503)	542	639,398		451,575
Total liabilities, redeemable preferred stock and equity	$2,374,388	$936,181	$105,415	$649,475		$4,065,459
See accompanying notes to the “Unaudited Pro Forma Combined Financial Information.”

FTAI INFRASTRUCTURE INC.
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2024
(in thousands, except per share amounts)

	Historical
	FIP	Long Ridge, as Reclassified	Contribution of LR WV (Note 4)	Acquisition Adjustments (Note 5)	Notes	Pro Forma Combined
Revenues
Total revenues	$331,497	$110,200	$—	$(2,417)	(n)	$439,280
Expenses
Operating expenses	247,674	53,414	466	—		301,554
General and administrative	14,798	—	—	—		14,798
Acquisition and transaction expenses	5,457	397	19	2,094	(o)	7,967
Management fees and incentive allocation to affiliate	11,318	—	2,417	(2,417)	(p)	11,318
Depreciation and amortization	79,410	47,199	—	12,776	(q)	139,385
Asset impairment	72,336	546	—	—		72,882
Total expenses	430,993	101,556	2,902	12,453		547,904
Other (expense) income
Equity in (losses) earnings of unconsolidated entities	(55,496)	—	—	37,146	(r)	(18,350)
Gain on sale of assets, net	2,370	—	—	93,202	(s)	95,572
Loss on modification or extinguishment of debt	(8,925)	—	(9,430)	—		(18,355)
Interest expense	(122,108)	(70,178)	(4,876)	15,721	(t)	(181,441)
Other income	20,904	1,150	3,317	(15,412)	(u)	9,959
Total other (expense) income	(163,255)	(69,028)	(10,989)	130,657		(112,615)
(Loss) income before income taxes	(262,751)	(60,384)	(13,891)	115,787		(221,239)
Provision for (benefit from) income taxes	3,313	—	—	(59,351)	(v)	(56,038)
Net (loss) income	(266,064)	(60,384)	(13,891)	175,138		(165,201)
Less: Net loss attributable to non-controlling interests in consolidated subsidiaries	(42,419)	—	—	—		(42,419)
Less: Dividends and accretion of redeemable preferred stock	70,814	—	—	2,712	(w)	73,526
Net (loss) income attributable to stockholders	$(294,459)	$(60,384)	$(13,891)	$172,426		$(196,308)

Net loss attributable to common stockholders	$(294,459)					$(213,157)

Loss per share:
Basic (x)	$(2.72)					$(1.97)
Diluted (x)	$(2.72)					$(1.97)
Weighted-average shares outstanding:
Basic	108,217,871					108,217,871
Diluted	108,217,871					108,217,871
See accompanying notes to the “Unaudited Pro Forma Combined Financial Information.”

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
(Dollars in thousands, unless otherwise stated)
Note 1: Description of the Transaction and Basis of Pro Forma Presentation
On February 26, 2025, the Company entered into a purchase agreement (the “Purchase Agreement”) with certain affiliates of GCM Grosvenor Inc. (“GCM”), owner of 49.9% of the limited liability company interests of Long Ridge Energy & Power LLC (“Long Ridge”), to acquire GCM’s 49.9% interest (the “Transaction”). Consideration to GCM for the acquisition included (i) Long Ridge issuing a $20.0 million promissory note to an affiliate of GCM, (ii) cash consideration of $9.0 million paid by the Company and (iii) 160,000 shares of newly formed series of Series B Convertible Junior Preferred Stock (the “Series B Preferred Stock”) issued by the Company to certain affiliates of GCM. At closing, the Company owned 100% of the interests in Long Ridge.
The Series B Preferred Stock ranks senior to the shares of the Company’s common stock, par value $0.01 per share, and junior to the Company’s Series A Senior Preferred Stock, with respect to the payment of dividends and the distribution of assets upon a liquidation, dissolution or winding up of the Company. Each share of Series B Preferred Stock has an initial liquidation preference of $1,000 per share. Holders of the Series B Preferred Stock are entitled to a quarterly compounding, regular dividend (the “Dividend”) equal to 9.00% per annum for any Dividend paid in cash with respect to the immediately preceding quarter, and 10.00% per annum for any Dividend paid-in-kind, at the Company’s election.
We estimate the total purchase consideration to be approximately $493.6 million, as described in “—Note 3: Preliminary estimated purchase consideration and purchase price allocation,” below.
The unaudited pro forma combined financial information has been prepared from the respective historical consolidated financial information of the Company and Long Ridge, and reflects adjustments to the historical financial information in accordance with Article 11 using the acquisition method of accounting, as defined by Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”), and using the fair value concepts as defined in ASC Topic 820, Fair Value Measurement (“ASC 820”). As a result, the Company has recorded the business combination in its consolidated financial statements and applied the acquisition method to account for Long Ridge’s assets acquired and liabilities assumed as of February 26, 2025, the closing date of the acquisition. The acquisition method requires the recording of identifiable assets acquired and liabilities assumed at their fair values on the acquisition date, and the recording of goodwill for the excess of the purchase price over the aggregate fair value of the identifiable assets acquired and liabilities assumed.
The unaudited pro forma combined financial information is not necessarily indicative of what our financial position or results of operations would have been had the Transaction been consummated on the date indicated, nor is it necessarily indicative of what the financial position or results of operations of the Company will be in future periods. The historical financial information has been adjusted to depict the accounting for the Transaction. Additionally, the unaudited pro forma combined financial information does not reflect the cost of any integration activities or benefits that may result from potential revenue enhancements, anticipated cost savings and expense efficiencies or other synergies that may be achieved in the acquisition or any strategies that management may consider in order to continue to efficiently manage our operations.
To prepare the unaudited pro forma combined financial information, we adjusted Long Ridge’s assets and liabilities to their estimated fair values based on preliminary valuation procedures performed and a preliminary allocation of purchase price. As of the transaction date, Long Ridge West Virginia LLC (“Long Ridge WV”) was contributed into Long Ridge (see Note 4 for additional details). To reflect the assets and liabilities acquired, we included the assets and liabilities of Long Ridge WV. The final valuation and related allocation of the purchase price is still being finalized and is expected to be completed no later than 12 months after the closing date. Accordingly, the final acquisition accounting adjustments may be materially different from the unaudited pro forma adjustments presented herein and may include (i) changes in fair values of Property, plant and equipment; (ii) changes in allocations to Intangible assets, such as customer relationships, as well as goodwill; and, (iii) other changes to assets and liabilities. Furthermore, we are still evaluating Long Ridge’s accounting policies in an effort to determine if differences in accounting policies require adjustment or reclassification of Long Ridge’s results of operations or reclassification of assets or liabilities to conform to our accounting policies and classifications. As a result of that review, differences could be identified between the accounting policies of the two companies that, when conformed, could have a material impact on the unaudited pro forma combined financial information.

Note 2: Adjustments to Long Ridge historical financial statements
Presentation and reclassification adjustments
Certain presentation and reclassification adjustments have been made to the historical presentation of Long Ridge’s financial statements in order conform to the presentation of the Company, by reclassifying:
•Loans to affiliates to Debt, net;
•General and administrative expenses to Operating expenses;
•Other income to Operating expenses; and
•Interest income to Other income.

The following tables illustrate the impact of adjustments made to the historical Long Ridge financial statements to align to the presentation of the Company as described above:
LONG RIDGE ENERGY & POWER LLC
UNAUDITED CONSOLIDATED BALANCE SHEET AS OF DECEMBER 31, 2024

	Long Ridge Before Reclassification	Reclassification Adjustments	Long Ridge, as Reclassified	FIP Presentation
ASSETS
Current assets
Cash and cash equivalents	$1,511	$—	$1,511	Cash and cash equivalents
Restricted cash	20,284	—	20,284	Restricted cash and cash equivalents
Accounts receivable, net	6,891	—	6,891	Accounts receivable, net
Other current assets	6,229	—	6,229	Other current assets
Total current assets	34,915	—	34,915

Property, plant and equipment, net	805,720	—	805,720	Property, plant and equipment, net
Goodwill	86,460	—	86,460	Goodwill
Intangible assets, net	3,800	—	3,800	Intangible assets, net
Other assets	5,286	—	5,286	Other assets
Total assets	$936,181	$—	$936,181
LIABILITIES & MEMBER’S DEFICIT
Current liabilities
Accounts payable and accrued liabilities	$31,453	$—	$31,453	Accounts payable and accrued liabilities
Derivative liabilities	57,870	—	57,870	Derivative liabilities
Current portion of long-term debt	4,450	—	4,450	Debt, net
Other liabilities	299	—	299	Other current liabilities
Total current liabilities	94,072	—	94,072
Non-current liabilities
Loans - affiliates	164,059	(164,059)	—
Debt, net	590,599	164,059	754,658	Debt, net
Derivative liabilities	348,204	—	348,204	Derivative liabilities
Other liabilities	2,750	—	2,750	Other liabilities
Total non-current liabilities	1,105,612	—	1,105,612
Total liabilities	1,199,684	—	1,199,684
Member’s deficit
Total member’s deficit	(263,503)	—	(263,503)	Additional paid in capital
Total liabilities and member’s equity	$936,181	$—	$936,181

LONG RIDGE ENERGY & POWER LLC
UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2024

	Long Ridge Before Reclassification	Reclassification Adjustments	Long Ridge, as Reclassified	FIP Presentation
Revenues
Terminal and transloading revenues	$6,519	$—	$6,519	Terminal services revenues
Natural gas revenues, net	4,699	—	4,699	Gas revenues
Power sales	111,243	—	111,243	Power revenues
Realized losses on derivatives	(16,994)	—	(16,994)	Power revenues
Unrealized change in fair value of non-hedge derivatives	2,316	—	2,316	Power revenues
Management fee	2,417	—	2,417	Other revenue
Total revenues	110,200	—	110,200	Total revenues
Operating expenses
Operating expenses	41,235	12,179	53,414	Operating expenses
Depreciation, depletion and amortization	47,199	—	47,199	Depreciation and amortization
General and administrative expenses	12,754	(12,754)	—
Acquisition and transaction expenses	397	—	397	Acquisition and transaction expenses
Asset impairment	546	—	546	Asset impairment
Other income	(575)	575	—
Total expenses	101,556	—	101,556
Operating income	8,644	—	8,644
Other (expense) income
Interest expense	(70,178)	—	(70,178)	Interest expense
Interest income	1,103	(1,103)	—
Other income	47	1,103	1,150	Other income
Net loss	$(60,384)	$—	$(60,384)

Note 3: Preliminary estimated purchase consideration and purchase price allocation
The following table summarizes the components of the preliminary estimated purchase consideration:

Total consideration per purchase agreement	$189,000
Fair value of consideration transferred	189,758
Settlement of FIP's note receivable	114,800
Total ASC 805 purchase price	$493,558
The preliminary allocation of the estimated purchase price to the assets acquired and liabilities assumed as of the closing date of the Transaction includes estimated adjustments for the fair value of Long Ridge’s assets and liabilities. The final allocation will be determined once we have determined the final purchase price and completed all detailed valuation analyses. The final allocation could differ materially from the preliminary allocation used in this unaudited combined financial information and related pro forma adjustments. The fair value of Long Ridge’s assets and liabilities includes Long Ridge WV’s assets and liabilities as these were contributed into the business before the acquisition. The following table summarizes the allocation of the preliminary estimated purchase price:

As of December 31, 2024
Fair value of assets acquired:
Cash and cash equivalents	$28,915
Restricted cash	20,284
Accounts receivable	6,891
Property, plant and equipment	1,513,618
Intangible assets	1,500
Other assets	13,976
Amount attributable to assets acquired	$1,585,184

As of December 31, 2024
Fair value of liabilities assumed:
Accounts payable and accrued liabilities	$40,633
Debt, net	694,233
Derivative liabilities	406,074
Other liabilities	65,690
Amount attributable to liabilities assumed	$1,206,630

Fair value of net assets acquired	$378,554
Goodwill	115,004
Total preliminary estimated purchase consideration	$493,558
Long Ridge’s preliminary identifiable intangible assets and their estimated useful lives consist of the following:

Identifiable intangible assets	Estimated useful life in years	Estimated fair value
Customer relationships	15	$1,500

Long Ridge’s preliminary property, plant and equipment and their estimated useful lives consist of the following:

Property, plant and equipment	Weighted average estimated useful life in years	Estimated fair value
Proved developed properties	N/A	$168,045
Unproved properties	N/A	218,000
Land	N/A	155,149
Buildings and improvements	10-39	57,218
Power generation	12-37	848,361
Terminal machinery and equipment	2-37	62,048
Railroad assets	8-34	4,212
Computer hardware and software	2	70
Other	2-3	39
Construction in process	N/A	476
Total property, plant and equipment		$1,513,618
The deferred tax liabilities included in Other liabilities above represent the deferred tax impact associated with the goodwill created from the preliminary purchase price allocation. We have estimated that the fair value adjustment to increase Other liabilities on this basis would be $62.6 million. This assumes the estimated blended statutory tax rate of approximately 25.3% for the combined company.
The effective tax rate of the combined company could be significantly different (either higher or lower) depending on the post-acquisition activities and cash needs. The estimate is preliminary and subject to change based upon the final determination of fair value of the identifiable assets and liabilities.
Goodwill is calculated as the difference between the acquisition date fair value of consideration transferred and the values assigned to identified assets acquired and liabilities assumed. Goodwill recognized in the acquisition is not deductible for tax purposes.
Note 4: Contribution of Long Ridge WV
On February 19, 2025, Long Ridge Energy LLC, a Delaware limited liability company and wholly owned subsidiary of Long Ridge completed two refinancing transactions, which refinanced all of its outstanding indebtedness. As part of the refinancing, Long Ridge WV, a company owned by the Company and Labor Impact Fund L.P., a fund managed by affiliates of GCM, in the same proportion as Long Ridge, was contributed to Long Ridge Energy LLC, a 100% owned subsidiary of Long Ridge, and therefore, we have included the Long Ridge WV unaudited balance sheet and unaudited statement of operations for the year ended December 31, 2024 in our combined pro forma results herein. We included this as the fair value assessed in the acquisition includes the Long Ridge WV assets and liabilities. Refer to the Company’s Form 8-K which was filed with the Securities and Exchange Commission on February 25, 2025 for further information about the refinancing.
Long Ridge WV refinanced their debt during the year ended December 31, 2024, which resulted in $9.4 million loss on extinguishment of debt; this will be a non-recurring loss in the Unaudited Pro Forma Consolidated Statement of Operations.
Note 5: Pro forma acquisition accounting adjustments
a)Reflects the pro forma adjustments to Cash and cash equivalents for cash paid to the seller at closing (see Note 1 above).
b)Reflects the pro forma adjustments to Property, plant and equipment, net to increase Long Ridge’s historical property, plant and equipment to its preliminary estimate of acquisition date fair value.
c)Reflects the elimination of FIP’s equity method investment in Long Ridge to reflect 100% ownership.
d)Reflects the pro forma adjustment to intangible assets to decrease Long Ridge’s historical intangible assets to its preliminary estimate of acquisition fair value.
e)Reflects the pro forma adjustment for the goodwill arising from the acquisition.
f)Reflects the pro forma adjustments to Other assets to eliminate the intercompany loan between Long Ridge WV and Long Ridge.

g)Reflects the pro forma adjustments to Accounts payable and accrued liabilities to accrue for non-recurring transaction costs, incurred after and not yet recognized as of December 31, 2024.
h)Reflects the pro forma adjustments to Debt, net which includes:
i.An adjustment of $3,491 for the estimate of fair value of acquired debt;
ii.An adjustment for $(27,841) to eliminate the intercompany loan between Long Ridge WV and Long Ridge;
iii.An adjustment for $(114,800) to eliminate the intercompany note receivable between FIP and Long Ridge;
iv.An adjustment for $(21,418) to eliminate the shareholder loan between Long Ridge and GCM; and
v.An adjustment for $20,000 for issuing a promissory note to an affiliate of GCM at closing.
i)Reflects the pro forma adjustments to Other liabilities which includes:
i.An adjustment of $114,800 to eliminate the intercompany note receivable between FIP and Long Ridge;
ii.An adjustment of $(133,042) for the elimination of FIP’s equity method investment in Long Ridge to reflect 100% ownership;
iii.An adjustment of $62,641 to record the opening balance for deferred tax liability; and
iv.An adjustment of $(50,190) for the pro forma income tax effects of the pro forma acquisition accounting adjustments.
j)Reflects the pro forma adjustments to Redeemable preferred stock which includes:
i.An adjustment of $160,000 from “Series B Preferred Stock” issued by the Company to certain affiliates of GCM at closing; and
ii.An adjustment of $(7,358) for issuance costs related to the Series B Preferred Stock.
k)Reflects the pro forma adjustments to Additional paid in capital which includes:
i.An adjustment of $262,961 for the elimination of Long Ridge’s historical Members’ deficit;
ii.An adjustment of $7,358 for issuance costs related to the Series B Preferred Stock; and
iii.An adjustment of $1,012 for warrants issued to Series A Senior Preferred Stock holders to amend for the transaction.
l)Reflects the pro forma adjustments to Accumulated deficit which includes:
i.An adjustment of $139,700 for the gain on fair value of FIP’s equity method investment in Long Ridge;
ii.An adjustment of $50,190 for the pro forma income tax effects of the pro forma acquisition accounting adjustments; and
iii.An adjustment of $(4,806) for non-recurring transaction costs.
m)Reflects the recognition of Accumulated other comprehensive loss on derecognition of the equity method investment.
n)Reflects the pro forma adjustments to Total revenues to eliminate intercompany management fee income at Long Ridge from Long Ridge WV.
o)Reflects the pro forma adjustments to Acquisition and transaction expenses to accrue for non-recurring transaction costs, incurred after and not yet recognized as of December 31, 2024.
p)Reflects the pro forma adjustments to Management fees and incentive allocation to affiliate to eliminate intercompany management fee expense at Long Ridge WV to Long Ridge.
q)Reflects the pro forma adjustments to Depreciation and amortization which includes:
i.An adjustment of $(280) to record amortization expense related to identifiable intangible assets, based on the preliminary determination of their estimated fair value and remaining useful life. A 10% change in the valuation of the acquired intangible assets would cause a corresponding increase or decrease to the annual amortization expense of $10; and
ii.An adjustment of $13,056 to record incremental depreciation expense related to the property, plant and equipment acquired, based on the preliminary determination of their estimated fair values and remaining useful lives. A 10% change in the valuation of the acquired property, plant and equipment would cause a corresponding increase or decrease to the annual depreciation expense of $5,988.
r)Reflects the pro forma adjustments to Equity in losses of unconsolidated entities for the elimination of FIP’s equity method investment in Long Ridge to show 100% ownership.
s)Reflects the pro forma adjustments to a non-recurring Gain on sale of assets, net for the gain recognized on the transaction.
t)Reflects the pro forma adjustments to Interest expense which includes:
i.An adjustment of $(127) for the removal of amortization of deferred financing costs related to Long Ridge’s loan;
ii.An adjustment of $(12,342) to eliminate the intercompany interest between Long Ridge and FIP;
iii.An adjustment of $(2,582) to eliminate the interest on the shareholder loan with GCM;
iv.An adjustment of $(3,070) to eliminate the intercompany interest between Long Ridge and Long Ridge WV; and
v.An adjustment of $2,400 for interest expense on the promissory note with an affiliate of GCM that was issued at closing.
u)Reflects the pro forma adjustments to Other income which includes:
i.An adjustment of $(12,342) for the elimination of FIP interest income on intercompany loan with Long Ridge; and
ii.An adjustment of $(3,070) for the elimination of Long Ridge WV interest income on intercompany loan with Long Ridge.
v)Reflects the pro forma adjustments to Benefit from income taxes which includes:
i.An adjustment of $(50,190) for the pro forma income tax effects of the partial release of the valuation allowance; and
ii.An adjustment for $(9,161) for the pro forma income tax effects on other comprehensive income from the gain on derecognition of the equity method investment in Long Ridge.
w)Reflects the pro forma adjustments to Dividends and accretion of redeemable preferred stock for deemed dividend to Series A Senior Preferred Stock holders to amend for the transaction.
x)Reflects amounts after pro forma acquisition adjustments. Basic and diluted net loss per share (“EPS”) are each calculated by dividing adjusted pro forma net loss by the weighted average shares outstanding and diluted weighted average shares outstanding for the year ended December 31, 2024.

Year Ended December 31, 2024
Basic EPS
Combined pro forma net loss	$(165,201)
Add: Net loss attributable to non-controlling interests in consolidated subsidiaries	(42,419)
Less: Dividends and accretion of redeemable preferred stock	73,526
Combined pro forma net loss attributable to FIP stockholders	(196,308)
Less: Dividends and accretion of convertible preferred stock	16,849
Combined pro forma net loss attributable to FIP common stockholders	$(213,157)

Weighted average common shares outstanding	108,217,871
Basic EPS	$(1.97)

Weighted average diluted shares outstanding	108,217,871
Diluted EPS	$(1.97)